SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2006.
RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W.,
Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (320) 762-2000

Former Name or Former Address, if Changed Since Last Report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
Effective March 2, 2006, the Board of Directors of Rural Cellular Corporation (the “Company”), upon recommendation of the Compensation Committee, ratified 2006 compensation for the three top executives. As noted (and described) in the Report on Form 8-K dated December 8, 2005, the compensation consists of salary, short-term incentive (cash), and long-term incentive (equity). It is anticipated that the equity awards will be made pursuant to a new Omnibus Incentive Plan, which has been approved by the Board and will be submitted to the shareholders at the 2006 annual meeting in May. In the interim, in the event a Change in Control (as defined in the 1995 Stock Compensation Plan) of the Company should occur prior to the approval of the new plan, the executives would receive a cash payment, based on the proposed equity award. If no change in control occurs prior to the 2006 annual meeting, and the proposed incentive plan is approved, this arrangement will be superseded by the provisions of the Omnibus Incentive Plan.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RURAL CELLULAR CORPORATION (Registrant)

Dated: March 7, 2006	/s/ Richard P. Ekstrand

Richard P. Ekstrand
President and Chief Executive Officer